UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

IOWA TELECOMMUNICATIONS SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Iowa
(State or Other Jurisdiction of Incorporation)

001-32354	42-1490040
(Commission File Number)	(IRS Employer
Identification No.)

115 South Second Avenue West
Newton, Iowa 50208
(Address of Principal Executive Offices)(Zip Code)

(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On June 16, 2005, the shareholders of Iowa Telecommunications Services, Inc. (the “Company”) approved the 2005 Stock Incentive Plan (“Plan”), which provides for the issuance of up to 500,000 shares of common stock pursuant to grants of restricted stock and restricted stock units, dividend equivalents, performance awards and other stock based awards to employees, officers, directors, consultants and advisors. The term of the Plan is until June 16, 2015, unless terminated before then by the Board.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On June 15, 2005, Edward J. Buchanan resigned from the Company’s Board of Directors, effective June 15, 2005. Mr. Buchanan did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Buchanan served as the Chairman of the Board, as well as a member of the Board’s Audit Committee and Compensation Committee. The Company’s Nominating and Governance Committee will recommend a nominee to fill each of the board and committee vacancies created by Mr. Buchanan’s resignation so as to enable the Company to comply with NYSE corporate governance requirements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 17, 2005

Iowa Telecommunications Services, Inc.
By	/s/ DONALD G. HENRY
Donald G. Henry
Vice President, General Counsel and Secretary

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